UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

Motorola, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7221

(Commission File Number)

36-1115800

(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 576-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 19, 2004, Motorola, Inc. issued a press release announcing financial results for the quarter ended October 2, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 19, 2004, Freescale Semiconductor, Inc. (“FSL”), a majority-owned, consolidated subsidiary of Motorola, Inc., (“Motorola”) committed to plans to continue streamlining its operations and reduce selling, general and administrative expenses. FSL plans to eliminate approximately 1,000 positions worldwide resulting in pre-tax charges in the fourth quarter of 2004 totaling approximately $65 million for severance benefits. FSL intends to complete the majority of these plans by the end of 2004, and to complete all actions by the end of the third quarter of 2005. Motorola’s Semiconductor Product segment (which is comprised of the operations of FSL) is the only Motorola business impacted by these plans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: October 19, 2004	By:	/s/ Steven J. Strobel
Steven J. Strobel Senior Vice President and Corporate Controller

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release by Motorola, Inc. dated October 19, 2004 announcing financial results for the quarter ended October 2, 2004.

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